SCHEDULE 14A

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                                  ASTRALIS LTD.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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      (4)   Proposed maximum aggregate value of transaction:


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      (5)   Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


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      (4)   Date Filed:


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

                                  ASTRALIS LTD.
                                75 Passaic Avenue
                               Fairfield, NJ 07004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders of Astralis Ltd. will be held at 4 Gateway Center, 100 Mulberry Street, 14th Floor, Newark, NJ, on Wednesday, July 16, 2003, at 10:00 a.m., eastern time. We are holding the meeting for the following purposes:

      1. To elect seven members of the board of directors, whose terms are described in the proxy statement.

      2. To ratify the selection of L J Soldinger Associates, Ltd. as our independent auditors for the fiscal year ending December 31, 2003.

      3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Holders of record of our common stock at the close of business on June 10, 2003 are entitled to vote at the meeting.

      In addition to the proxy statement and proxy card, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2002 is enclosed.

      It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

                                           By Order of the Board of Directors,

                                           GINA TEDESCO
                                           Chief Financial Officer and Secretary

June 16, 2003

                                 PROXY STATEMENT

      We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our Annual Meeting of Shareholders, to be held on July 16, 2003, and at any meeting following postponement or adjournment of the Annual Meeting.

      You are cordially invited to attend the Annual Meeting, which will begin at 10:00 a.m., eastern time. The meeting will be held at 4 Gateway Center, 100 Mulberry St., 14th Floor, Newark, NJ.

      We are first mailing this proxy statement and proxy card (including voting instructions) on or about June 16, 2003, to persons who were shareholders at the close of business on June 10, 2003, the record date for the meeting.

      Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to fiscal 2002 refer to the 12-month period from January 1, 2002 through December 31, 2002. References in this proxy statement to fiscal 2003 refer to the 12-month period from January 1, 2003 through December 31, 2003.

                          PROXIES AND VOTING PROCEDURES

What Is the Purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will vote on the following:

      o     The election of the entire board of directors;

      o The ratification of the selection of L J Soldinger Associates, Ltd. as independent auditors for fiscal 2003; and

      o Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Who Can Vote?

      You are entitled to vote at the Annual Meeting all shares of Astralis common stock that you held as of the close of business on the record date, June 10, 2003. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

      On June 1, 2003, there were 37,538,189 shares of common stock outstanding.

      In accordance with Delaware law, a list of shareholders entitled to vote will be available at the Annual Meeting.

Who Is the Record Holder?

      You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

      If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

How Do I Vote?

      Record Holders:

      o By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Your proxy card must be received by the close of voting at the Annual Meeting on July 16, 2003.

      o By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

      Stock Held by Brokers, Banks and Nominees:

      o If your common stock is held by a broker, bank or other nominee, such nominee with provide you with instructions that you must follow in order to have your shares voted.

      o If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on June 10, 2003.

How Many Votes Are Required to Transact Business at the Annual Meeting?

      A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

What is a Broker Non-Vote?

      A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

How Many Votes Are Required to Approve a Proposal?

      If a quorum is present, a plurality of votes cast is required to elect directors. Thus, a nominee for director may be elected even if the nominee receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this proxy statement. To ratify the selection of independent auditors, an affirmative vote of a majority of the votes cast is required.

How Will The Shares Represented By My Executed Proxy Card Be Voted?

      All shares entitled to vote and represented by properly completed proxy cards that are not revoked will be voted in accordance with the instructions provided on the proxy cards.

What If I Return My Proxy Card But Do Not Provide Voting Instructions?

      If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy card will be voted "for" the nominees for director and "for" the ratification of the appointment of L J Soldinger Associates, Ltd. as our independent auditors for fiscal 2003.

How Are Abstentions and Broker Non-Votes Counted?

      Shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

      You can revoke your proxy prior to the close of voting at the Annual Meeting by either:

      o     Sending written notice of revocation to our Secretary;

      o     Sending a signed proxy card bearing a later date to our Secretary;
            or

      o     Attending the Annual Meeting and voting in person.

Who Will Pay the Expenses of Proxy Distribution?

      We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. In accordance with the regulations of the Securities and Exchange Commission, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors who will constitute our entire board of directors, are to be elected. Each nominee currently serves on the board of directors. If elected, each nominee will continue in office until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation, retirement or removal. Each nominee has indicated to the company that he or she will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the board of directors. Biographical information regarding each nominee follows. The age of each nominee is as of July 16, 2003, the date of the Annual Meeting.

      Jose Antonio O'Daly, MD, PhD, age 61, has served as our Chairman of the Board of Directors and President of Research and Development since November 13, 2001. Dr. O'Daly is the sole founder of Center for Research and Treatment for Psoriasis in Caracas, Venezuela and has served as its president since 1998. From 1972 to 1998, Dr. O'Daly served as director and Head of Research of the Microbiology Center of the Venezuelan Institute of Scientific Investigations. Dr. O'Daly attended the Central University of Venezuela, Caracas receiving his Doctorate of Medical Sciences in 1968. In 1971, Dr. O'Daly earned a Doctorate of Philosophy from the Johns Hopkins University in Baltimore, Maryland. Dr. O'Daly is an honorary member of the Venezuelan Medical Academy. Dr. O'Daly has dedicated the last 15 years of his life working on a cure for psoriasis.

      Mike Ajnsztajn, age 38, has served as our Chief Executive Officer and as a director since November 13, 2001. From 1986 to 1992, Mr. Ajnsztajn worked for Rhone Poulenc as both an Export Manager for the Far East based in France, and as the Marketing Director in China. From 1992 to 2001, Mr. Ajnsztajn was the president of Blowtex, a Brazilian condom manufacturer. Mr. Ajnsztajn is also co-founder of Opus International, a New Jersey based import/export company that distributes hospital examination gloves and raw materials for the latex industry. Opus International also provides business-consulting services.

      Gaston Liebhaber, age 68, has served as our Director of International Affairs since November 13, 2001 and as a director since January 31, 2002. Mr. Liebhaber has 35 years of experience in the pharmaceutical industry. Mr. Liebhaber founded Fundafarmacia in Caracas, Venezuela, a non-profit organization that distributes medicine, at discounted prices, to the poor and homeless. Fundafarmacia is the largest pharmacy chain in Venezuela. Since 1982, Mr. Liebhaber has served as the Managing Director of Latin America of Sankyo Pharmaceutical, the largest Japanese pharmaceutical company, based in Venezuela. Since 1987, Mr. Liebhaber also has served on the board of directors of the Venezuelan Association of Pharmaceutical Companies. Mr. Liebhaber has received several honorary medals and prizes from the Venezuelan government.

      Gina Tedesco, age 39, has served as our Chief Financial Officer since November 13, 2001 and as a director since January 31, 2002. Ms. Tedesco is a co-founder of Opus International and has served as its President since 1997. Ms. Tedesco has extensive experience in the pharmaceutical industry and in all aspects of finance and business planning. From 1989 to 1996, Ms. Tedesco held various positions with Rhone Poulenc ranging from controller for the European pharmaceutical subsidiaries to Director of Finance and Investor Relations for a Brazilian subsidiary. Ms. Tedesco earned a MBA from George Washington University in International Business.

      Michael Ashton, age 57, has served as one of our directors since January 31, 2002. Since 1977, Mr. Ashton has been employed by SkyePharma PLC, a London based drug delivery technology provider. Since 1999, Mr. Ashton has served as the Chief Executive Officer of SkyePharma PLC. Mr. Ashton is a member of the board of directors of Transition Inc. Mr. Ashton has thirty years of experience in the pharmaceutical industry. Mr. Ashton has a Bachelor of Pharmacy Degree from Sydney University and a MBA Degree from Rutgers University.

      Steven Fulda, age 70, has served as one of our directors and a member of our audit committee since February 6, 2002. Since 1989, Mr. Fulda has served as Managing Director of Fulda Business Planners. Mr. Fulda has forty years of management and consulting experience spanning all facets of business strategy, planning, development and financing. Mr. Fulda has identified and managed growth opportunities for over 250 emerging businesses. Since 1992, Mr. Fulda has been an Adjunct Professor of Entrepreneurship and Director of the Small Business Institute at Fairleigh Dickinson University. Mr. Fulda holds a Master's Degree in Quantitative Business Analysis from New York University and a Master's Degree in Systems Engineering from Bell Laboratories' New York University Graduate Program.

      Fabien Pictet, age 45, has served as one of our directors and a member of our audit committee since February 6, 2002. Since 1998, Mr. Pictet has served as Chairman of Fabien Pictet and Partners, a London based firm which invests in the emerging markets arena. Mr. Pictet has twenty years of experience in investing in emerging markets. During his eleven year tenure with Pictet and Cie, from 1986 to 1997, Mr. Pictet held various positions ranging from Manager responsible for U.S. equity investments to Partner responsible for all of the firm's institutional activities in Geneva, Zurich and London. Mr. Pictet has a Master of International Management Degree from American Graduate School of International Management and a Bachelor's Degree in Economics from the University of San Francisco.

      The board of directors recommends a vote FOR the election of each nominee for director named above.

               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal 2003

      The audit committee has appointed L J Soldinger Associates, Ltd. as our independent auditors for 2003. We are not required to have the shareholders ratify the selection of L J Soldinger Associates, Ltd. as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain L J Soldinger Associates, Ltd. but may retain such independent auditors. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Astralis and its shareholders. Representatives of L J Soldinger Associates, Ltd. are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

      The board of directors recommends a vote FOR the ratification of the appointment of L J Soldinger Associates, Ltd. as our independent auditors for fiscal 2003.

Change in Auditors

      Our board of directors appointed the independent certified accounting firm of L J Soldinger Associates, Ltd. to audit our financial statements for the year ended December 31, 2001. Accordingly, our prior accounting firm, Cordovano and Harvey, P.C., was dismissed as our independent auditors effective November 28, 2001, the date when written notification was delivered to that firm. The appointment of L J Soldinger Associates, Ltd. as our independent auditors was effective as of November 2, 2001. Our board of directors approved the change in indpendent auditors and our stockholders approved the change in independent auditors at a special meeting held on November 1, 2001.

      The audit reports of Cordovano and Harvey, P.C. on our financial statements as of December 31, 2000 and 1999, for the fiscal year ended December 31, 2000 and for the period from June 30, 1999 (the date our inception) through December 31, 1999, did not contain any adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements between us and Cordovano and Harvey, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cordovano and Harvey, P.C., would have caused Cordovano and Harvey, P.C. to make reference to the matter in their reports.

      We provided Cordovano and Harvey P.C. with a copy of the foregoing disclosure.

Fees Paid to Our Independent Auditors

      The following table sets forth the fees we incurred for the services of L J Soldinger Associates, Ltd. during the fiscal years ended December 31, 2002 and 2001:

                                                    2002             2001
                                                  --------        --------

      Audit Fees (1)                              $141,311        $ 58,413
      Audit Related Fees (2)                        11,000          26,000
      Tax Fees (3)                                      --           3,385
      Other Fees                                        --              --
                                                  --------        --------

                                                  $152,311        $ 87,798
                                                  --------        --------

----------
(1) Audit fees consist of services rendered to us for the audit of our annual financial statements, review of our quarterly financial statements, consents, assistance with and review of documents (including a registration statement) filed with the Securities and Exchange Commission.

(2) Audit related fees consist of accounting consultations and audits in connection with business combinations and consultations concerning financial accounting and reporting standards.

(3) Tax fees consist of tax compliance, tax consultations and tax return preparation.

Policies Regarding Pre-Approval of Audit and Non-Audit Services

      All audit and non-audit services performed by our independent auditor must be pre-approved by the audit committee or a designated member of the audit committee, whose decisions must be reported to the entire audit committee at its next scheduled meeting. Approval may be for a general class of permitted services, such as annual audit services. The term of any general pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any services that have not received general pre-approval will require specific pre-approval. In addition, specific pre-approval will be required for any service that exceeds pre-approval fee levels established annually by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent auditor and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request is consistent with the SEC's rules on auditor independence.

                            GOVERNANCE OF THE COMPANY

      Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board of directors are kept informed of the company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. We currently have seven members on our board of directors. With the exception of Mr. Ajnsztajn and Ms. Tedesco who are husband and wife, and Mr. Liebhaber who is Mr. Ajnsztajn's uncle, there are no familial relationships among our directors and/or officers.

      During fiscal 2002, the board of directors held six meetings and the audit committee held six meetings. The nominees for director attended more than 75% of the total number of meetings of the board of directors and the committees of which they were a member during fiscal 2002.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The board of directors has an audit committee which currently consists of Steven Fulda and Fabien Pictet. The board of directors does not maintain a separate compensation committee or nominating committee. The functions of the audit committee are described in its report, which is included in this proxy statement.

                            COMPENSATION OF DIRECTORS

      Our directors do not receive compensation pursuant to any standard arrangement for their services as directors. We reimburse all outside directors for travel and lodging expenses related to scheduled board meetings. During fiscal 2002, we paid $1,000 to each outside director for each board meeting attended and paid an additional $4,500 to the acting chairman of the audit committee.

                          REPORT OF THE AUDIT COMMITTEE

      As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Astralis' financial reporting, internal control and audit functions. Management, not the Audit Committee nor the independent auditor, is responsible for the preparation, presentation and integrity of Astralis' financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. L J Soldinger Associates, Ltd., Astralis' independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee acts only in a board-level oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Astralis' management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Astralis' annual financial statements to U.S. generally accepted accounting principles.

      Each of the directors who serves on the committee is "independent" for purposes of the NASDAQ listing standards. That is, the board of directors has determined that neither Mr. Pictet nor Mr. Fulda has a relationship with Astralis that may interfere with his independence from Astralis and its management.

      The board of directors has adopted a written charter setting out the audit related functions the committee is to perform and has amended and restated the charter to reflect recent changes in law and applicable regulations of the Securities and Exchange Commission. A copy of the Amended and Restated Audit Committee Charter is attached to this proxy statement as Appendix A.

      In connection with the preparation and filing of our Annual Report on Form 10-KSB for the year ended December 31, 2002 the Audit Committee:

            a. reviewed and discussed the audited financial statements with Astralis' management and the independent auditors in separate sessions,

            b. discussed with L J Soldinger Associates, Ltd., Astralis' independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented),

            c. received the written disclosures and the letter from L J Soldinger Associates, Ltd. required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of L J Soldinger Associates, Ltd., and

            d. had private sessions, at each of its meetings in person or telephonically, with Astralis' independent auditors and, separately, with Astralis' financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

      Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality for management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of Astralis have been prepared in conformity with generally accepted accounting principles.

      Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Astralis Ltd. Annual Report on Form 10-KSB for the year ended December 31, 2002.

Audit Committee

Steven Fulda
Fabien Pictet

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

      Our executive officers and significant employees are as follows:

       Name                                        Position
       ----                                        --------

Jose Antonio O'Daly                 Chairman of the Board of Directors;
                                    President of Research and Development

Mike Ajnsztajn                      Chief Executive Officer; Director

Gaston Liebhaber                    Director of International Affairs; Director

Gina Tedesco                        Chief Financial Officer; Director

James Leyden                        Chairman, Medical Advisory Board.

Bruce Epstein                       Marketing Affairs Advisor

      Officers are not appointed for fixed terms. Biographical information for our current officers and significant employees who are not also directors follows. The age of each individual is as of July 16, 2003, the date of the Annual Meeting.

      James Leyden, MD, age 62, has served as the Chairman of our Medical Advisory Board since November 31, 2001. Dr. Leyden has been a Professor of Dermatology at the Hospital of the University of Pennsylvania in Philadelphia since 1983. He has served on the boards of many of the nation's key dermatological committees, including those of the American Academy of Dermatology and the Dermatology Foundation. Dr. Leyden has also served as a consultant to the U.S. Food and Drug Administration and the Federal Trade Commission, and to drug regulation agencies in England, Germany and Austria. Dr. Leyden has also been instrumental in the development, testing and commercialization of Accutane, Bactroban, Nizoral, Cleocin, Benzamycin, Benzaclin, Minocin and the use of bicarbonate to control body odor. Dr. Leyden has a Bachelor's Degree from Saint Joseph's College and a MD for the University of Pennsylvania School of Medicine.

      Bruce Epstein, age 39, has served as our Marketing Affairs Advisor since November 13, 2001. Since 2000, Mr. Epstein has served as the General Manager of Noesis Healthcare Interactions, a full-service healthcare communications company managing a creative and support staff focused on the marketing and advertising of multiple pharmaceutical brands with leading pharmaceutical companies. Mr. Epstein is a specialist in strategic planning and tactical implementation of pharmaceutical products. From 1996 to 2000, Mr. Epstein worked at Klemtner Advertising, the healthcare division of Saatchi and Saatchi. From 1986 to 1996, Mr. Epstein worked for Roche Laboratories, a Swiss pharmaceutical company with a U.S. division based in Nutley, New Jersey. Mr. Epstein obtained a MBA from New York University, Stern School of Business, and a Registered Pharmacist Degree from Rutgers, College of Pharmacy.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to our Chief Executive Officer and any other executive officer whose salary and bonus exceeded $100,000 during the last fiscal year.

                           Summary Compensation Table

---------------------------------------------------------------------------------------------------
                                                             Annual Compensation
---------------------------------------------------------------------------------------------------

                                                                                       Other Annual
                                                                  Salary               Compensation
      Name and Principal Position            Year                   ($)                    ($)
---------------------------------------------------------------------------------------------------
Mike Ajnsztajn,                              2002                 150,000                4,613 (3)
Chief Executive Officer (1)                --------------------------------------------------------
                                             2001                  81,164                   --
===================================================================================================
Jose Antonio O'Daly,                         2002                 150,000               56,671 (4)
Chairman of the Board of Directors and     --------------------------------------------------------
President of Research and Development (2)    2001                  63,500                   --
===================================================================================================

----------
(1) Mr. Ajnsztajn became our Chief Executive Officer on November 13, 2001.

(2) Dr. O'Daly became one of our employees on July 1, 2002. Prior to July 1, 2002, Dr. O'Daly provided services as a consultant to the company.

(3) For the fiscal year ended December 31, 2002, this amount includes $4,613 in health insurance premiums paid by us for Mr. Ajnsztajn's benefit.

(4) For the fiscal year ended December 31, 2002, this amount includes $9,929 in health insurance premiums paid by us for Dr. O'Daly's benefit, an automobile allowance of $5,729 and $41,013 for a furnished apartment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

      On November 13, 2001, pursuant to the Contribution Agreement, the members of Astralis, LLC transferred all of their respective membership interests in Astralis, LLC to us in exchange for 28,000,000 shares of our common stock and 6,300,000 warrants to purchase our common stock at an exercise price of $1.60 per share. Pursuant to the Contribution Agreement, we cancelled 23,800,000 of the 23,820,000 shares of common stock held by Mr. Shai Stern who served as our Chief Executive Officer and sole director until his resignation, pursuant to the Contribution Agreement, on November 13, 2001.

      During the nine months ended September 30, 2001, we advanced $207,000 to two of our stockholders, FAC Enterprises, Inc. and 1025 Investments, Inc., in exchange for promissory notes. The stockholders repaid the total amount prior to November 30, 2001.

      Centro Para La Investigacion y Tratmiento De La Psoriasis, a research entity owned by Helen O'Daly, the spouse of Dr. Jose Antonio O'Daly, provided assistance in the research and development of Psoraxine in Venezuela commencing in November 2001 and terminating in May 2002. We paid approximately $275,000 to CITP for the services it provided.

      Dr. Jose Antonio O'Daly, a founding member of our company, a principal stockholder and a member of our board of directors, is the owner of a patent application, filed March 16, 2001 with the United States Patent and Trademark Office, entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis" (the "Invention"). On April 26, 2001, in exchange for $10, we entered into an exclusive license agreement to use and exploit the Invention, the technology related thereto, and the related patent rights, including the ability to license foreign patent rights. The term of the license agreement expires on the last date of expiration of the patent or earlier date as specified in the license agreement.

Relationship with SkyePharma

      We entered into a Purchase Agreement dated as of December 10, 2001 with SkyePharma PLC, a company incorporated under the laws of England and Wales. Pursuant to the Purchase Agreement, SkyePharma purchased 2,000,000 shares of our Series A Convertible Preferred Stock, par value $.001 per share, at a purchase price of $10.00 per share, or an aggregate purchase price of $20 million. Each share of preferred stock issued pursuant to the Purchase Agreement was initially convertible into four shares of common stock at the option of SkyePharma at a conversion price of $2.50 per share of common stock. The conversion price is subject to multiple adjustments for three years from the date of the Purchase Agreement depending on our stock price maintaining certain levels. The ratio is also subject to anti-dilution protection. However, the conversion ratio will not adjust to a level greater than approximately 50 shares of common stock for each share of preferred stock. On December 10, 2002, the first anniversary date, the conversion price was reset to $1.60 per share of common stock. If on the second or third anniversary of the original issuance date, the current market price per share of common stock is less than the current conversion price, then the conversion price will be reset to the average closing price of the stock for the ten days prior to the anniversary date. However, the conversion price will not be reset for the second anniversary date lower than the lower of (a) $1.60 or
(b) the price which results from multiplying $1.60 by a fraction the numerator of which is the then applicable conversion price (taking into account the reset provisions not contingent on stock price and which generally provide anti-dilution protection and ignoring any reset provision related to the first anniversary date) and the denominator of which is $2.50. The conversion price will not be reset for the third anniversary date lower than the lower of (a) $0.20 or (b) the price which results from multiplying $0.20 by a fraction the numerator of which is the conversion price (taking into account the reset provisions not contingent on stock price and which generally provide anti-dilution protection and ignoring any applicable conversion price related to the previous anniversary dates) and the denominator of which is $2.50. The conversion price will not be reset on the third anniversary date if, prior to that date, the United States Patent and Trademark Office has issued a patent or notice of allowance with claims having substantially the same scope as the patent application filed by Dr. O'Daly and covering a psoriasis vaccine marketed and commercialized by us. Furthermore, the conversion price will not be reset if the average closing price calculated is greater than the conversion price.

      As a result of the Purchase Agreement, SkyePharma is the beneficial owner of 25.41% of our outstanding common stock based on our current conversion price. In addition to other rights under the Purchase Agreement, SkyePharma, as the sole holder of shares of our preferred stock, holds the right to elect one member of our board of directors. In the event of a merger or acquisition resulting in a change in control, SkyePharma also has a right to a premium equal to its purchase price for the preferred stock plus 30% of such purchase price per annum commencing on the date of issuance of the preferred stock. Pursuant to the Purchase Agreement, we and certain of our stockholders holding an aggregate of 66.07% of our outstanding common stock executed a Stockholders' Agreement, dated as of December 10, 2001, with SkyePharma, whereby each stockholder agreed to vote its shares of common stock to elect the independent directors nominated by our board of directors and, once SkyePharma no longer owns its preferred stock, to elect a nominee designated by SkyePharma to our board of directors. We also granted SkyePharma certain registration rights effective as of December 10, 2002 pursuant to a Registration Rights Agreement, dated as of December 10, 2001.

      We also entered into two agreements concerning the formulation and development of our initial injectable product candidate, Psoraxine, with SkyePharma. Under the terms of the Technology Access Option Agreement, dated December 10, 2001, we paid to SkyePharma a $5 million fee for the option to acquire a license for DepoFoam and other relevant drug delivery technologies owned by SkyePharma. The option we received under the Technology Access Option Agreement expires on December 10, 2008. In addition, pursuant to a Service Agreement, dated December 10, 2001, SkyePharma agreed to provide us with development, manufacturing, pre-clinical and clinical development services. We paid SkyePharma $7,980,000 in 2002 for the services provided. The Service

Agreement terminated on December 31, 2002. We have entered into an Amendment to the Service Agreement with SkyePharma, effective as of January 1, 2003, to extend the term of the Service Agreement and modify the services to be provided by SkyePharma such that SkyePharma will continue to provide certain services to us through December 31, 2004 in consideration for payments made during 2002. In addition, the amendment sets forth milestones expected to be reached during the twenty-four month period following January 1, 2003.

                  BENEFICIAL OWNERSHIP OF ASTRALIS COMMON STOCK

      The following table sets forth the names and beneficial ownership of our common stock owned as of June 1, 2003, by (i) each of our directors, (ii) each person named in the Summary Compensation Table, (iii) all our directors and executive officers as a group, and, to the best of our knowledge, (iv) all holders of 5% or more of the outstanding shares of our common stock. Unless otherwise noted, the address of all the individuals and entities named below is care of Astralis Ltd. at 75 Passaic Avenue, Fairfield, NJ 07004.

                                          Number of Shares of Common
                                          Stock Beneficially                       Percentage of Common
Name and Address                          Owned (1)                                Stock Owned
Dr. Jose Antonio O'Daly                            13,640,000                             36.34%

Mike Ajnsztajn (2)                                  8,680,000                             23.12%

Gina Tedesco (2)                                    8,680,000                             23.12%

Gaston Liebhaber                                    2,480,000                              6.61%

Michael Ashton (3)                                 12,720,000                             25.41%

Fabien Pictet (4)                                     549,000                              1.45%

Steven Fulda (5)                                       54,700                                 *

SkyePharma PLC (6) (7)                             12,720,000                             25.41%
  105 Piccadilly
  London W1J 7NJ
  England

All Officers and Directors                         38,123,700                             75.68%
as a Group (8)

----------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him. The beneficial ownership percentage is based on 37,538,189 shares of our common stock outstanding as of June 1, 2003.

(2) Ms. Tedesco, our Chief Financial Officer, may be deemed to be the beneficial owner of the 8,680,000 shares of common stock owned by her husband, Mike Ajnsztajn. Ms. Tedesco disclaims beneficial ownership of such shares.

(3) Includes 12,720,000 shares of common stock beneficially owned by SkyePharma. Mr. Ashton is Chief Executive Officer of SkyePharma.

(4) Includes 180,000 shares of common stock and warrants to purchase 36,000 shares of common stock owned by Pictet Private Equity Investors. Also includes 100,000 shares of common stock and warrants to purchase 233,333 shares of common stock owned by Perly Ltd.

(5) Includes options to purchase 50,000 shares of common stock. Also, includes 4,700 shares of common stock owned by Mr. Fulda's spouse, as to which Mr. Fulda disclaims beneficial ownership.

(6) SkyePharma is the beneficial owner of 200,000 shares of our common stock, 2,000,000 shares of our preferred stock and warrants to purchase 20,000 shares of common stock. Accordingly, SkyePharma has beneficial ownership of 12,720,000 shares of common stock, assuming the conversion of all shares of preferred stock owned by SkyePharma into common stock at the current conversion rate of 6.25 shares of common stock for each share of preferred stock. Michael Ashton, Chief Executive Officer of SkyePharma and a member of our board of directors, exercises voting control over the shares held by SkyePharma.

(7) In order to facilitate the consummation of the transaction contemplated by the Purchase Agreement, we, certain of our stockholders holding an aggregate of 66.07% of our outstanding common stock and SkyePharma executed a Stockholders' Agreement, dated as of December 10, 2001, whereby each stockholder agreed to vote its shares of common stock and take all other actions necessary to elect the independent directors nominated by our board of directors and to elect the nominee nominated to our board by SkyePharma when all of the shares of preferred stock owned by SkyePharma have been converted into common stock. SkyePharma does not have the right to dispose (or direct the disposition of) any of the shares of common stock owned by the other parties to the Stockholders' Agreement and accordingly SkyePharma disclaims beneficial ownership of all such shares.

(8) Includes options and warrants to purchase an aggregate of 339,333 shares of common stock. Also, includes 12,500,000 shares of common stock assuming conversion of all shares of preferred stock owned by SkyePharma into common stock at the current conversion rate of 6.25 shares of common stock for each share of preferred stock.

                                  OTHER MATTERS

      The board of directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy card will vote and act with respect thereto, in what according to their judgment, is in the interests of Astralis and its shareholders.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during fiscal 2002, except Mr. Pictet and Mr. Ashton did not timely file their Form 3s.

                          ANNUAL REPORT ON FORM 10-KSB

      In addition to the proxy statement and proxy card, a copy of Astralis' annual report on Form 10-KSB for the fiscal year ended December 31, 2002 is enclosed. The annual report on Form 10-KSB is being furnished to you without the exhibits thereto. Upon your request, we will provide you with a copy of the exhibits. You may under some circumstances be responsible for our reasonable expenses in furnishing such exhibits.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Shareholders who wish to present proposals to be included in the Corporation's proxy materials for the 2004 Annual Meeting of Shareholders must submit such proposals to our Secretary at Astralis Ltd., 75 Passaic Avenue, Fairfield, NJ 07004 by February 17, 2004. For any proposal that is not submitted for inclusion in next year's proxy materials, but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before May 3, 2004 and advise shareholders in the 2004 proxy statement of the nature of the proposal and how management intends to vote on such matter or (2) do not receive notice of the proposal before May 3, 2004. Notices of intention to present proposals at the 2004 Annual Meeting should be submitted to our Secretary at Astralis Ltd., 75 Passaic Avenue, Fairfield, NJ 07004.

June 16, 2003

                                                                      Appendix A

                                  ASTRALIS LTD.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee shall provide assistance to the board of directors (the "Board") of Astralis Ltd. (the "Corporation") in fulfilling the Board's responsibility to shareholders relating to the accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation.

      The Audit Committee's responsibility is oversight. Management of the Corporation has the responsibility for the Corporation's financial statements as well as the Corporation's financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Corporation's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation's quarterly financial statements and other procedures.

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Corporation's management and the outside auditor, in accordance with its business judgment. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditors) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditors to the Corporation.

      The Audit Committee's primary duties and responsibilities are to:

o Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation;

o Review whether or not management has established and maintained processes to ensure that an adequate system of internal control is functioning within the Corporation; and

o Review whether or not management has established and maintained processes to ensure compliance by the Corporation with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;

o     Review the independent auditors' qualifications and independence; and

o Prepare a report of the Audit Committee for inclusion in the proxy statement for the Corporation's annual meeting of shareholders.

      The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated below.

Committee Membership

      The Audit Committee shall consist of no fewer than two members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). In addition, the members of the Audit Committee shall meet the independence and experience requirements of NASDAQ or any exchange on which the securities of the Corporation are listed. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be a financial expert as defined by the Commission.

      The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

      The Audit Committee shall meet in person or telephonically as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority on behalf of the Corporation to select, evaluate and, where appropriate, replace the independent auditor (subject, if applicable, to shareholder ratification) as well as approve all audit engagement fees and terms. The independent auditor shall report directly to the Audit Committee and shall be accountable to the Audit Committee and the Board.

      The Audit Committee shall pre-approve, pursuant to policies and procedures deemed by the Audit Committee to be desirable and appropriate, audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor. The Audit Committee may, when appropriate, form and delegate authority to subcommittees consisting of one or more members of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditors the annual financial statements and Form 10-KSB, including disclosures made in management's discussion and analysis prior to the filing of the Form 10-KSB or prior to the release of earnings, and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-KSB.

      2. Review and discuss with management and the independent auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-QSB or the release of earnings, including the results of the independent auditors' Statement of Auditing Standard No. 100 review of the quarterly financial statements. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Company's selection or application of accounting principles, any material issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

      4. Review with management and the independent auditors the integrity of the Corporation's financial reporting processes (both internal and external), the Corporation's internal accounting and financial controls and the Corporation's disclosure controls.

      5. Discuss with management the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      6. Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation's financial statements.

      7. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9. Review disclosures made to the Audit Committee by the Corporation's CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

Oversight of the Corporation's Relationship with the Independent Auditor

      10. Review the performance and make a determination regarding the selection or replacement of the independent auditors. The Audit Committee shall have the sole authority and responsibility on behalf of the Corporation to select, evaluate, and where appropriate, replace the independent auditors, as well as approve all audit engagement fees and terms. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors' review of the financial statements and controls of the Corporation.

      11. Review independence of the auditors by:

      o receiving from, and reviewing and discussing with, the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1;

      o reviewing, and discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

      o recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors' independence.

      The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      12. Approve, in advance, all permissible non-audit related services to be provided by the independent auditors; and approve, after the fact, certain de minimus services for which pre-approval is not required by SEC rules or the NASDAQ listing standards.

      13. Meet with the independent auditors, in person or telephonically, prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

      14. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements or disclosures in public filings.

      15. Inquire to management that the Corporation is in conformity with applicable legal requirements. Inquire as to existence of any insider and affiliated party transactions and evaluate purpose of same. Advise the Board with respect to findings.

      16. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      17. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

Limitation of Audit Committee's Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                 ASTRALIS LTD.
                                 July 16, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.    Election of Directors:

                                NOMINEES:

|_| FOR ALL NOMINEES            O  Jose Antonio O'Daly
                                O  Mike Ajnsztajn
|_| WITHHOLD AUTHORITY          O  Gaston Liebhaber
    FOR ALL NOMINEES            O  Gina Tedesco
                                O  Michael Ashton
|_| FOR ALL EXCEPT              O  Steven Fulda
    (See instructions below)    O  Fabien Pictet

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN

2. Ratify the selection by the Company of L J Soldinger    |_|    |_|      |_|
   Associates, Ltd., independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2003.

The Proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       |_|
changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder_______________________________ Date:___________________
Signature of Stockholder_______________________________ Date:___________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                 ASTRALIS LTD.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 16, 2003

The undersigned hereby appoints Mike Ajnsztajn and/or Gina Tedesco, each with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Astralis Ltd. (the "Company"), to be held at the offices of McCarter & English, LLP on July 16, 2003 at 10 a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of capital stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows on the reverse side hereof:

                (Continued and to be signed on the reverse side)